UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2023

Metacrine, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39512	47-2297384
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4225 Executive Square, Suite 600 San Diego, California	92037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 369-7800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 3.03	Material Modification to Rights of Security Holders.

On March 24, 2023, Metacrine, Inc. (the “Company”) filed a certificate of dissolution (the “Certificate of Dissolution”) with the Secretary of State of the State of Delaware that became effective upon filing and is intended to effect the complete liquidation and dissolution of the Company in accordance with (i) Section 275 and other applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”) and applicable provisions of the Internal Revenue Code of 1986, as amended (the “Dissolution”) and (ii) the Plan of Dissolution (“Plan of Dissolution”) approved by the Company’s board of directors (the “Board”) on January 24, 2023 and the Company’s stockholders on March 23, 2023. Pursuant to Section 278 of the DGCL, the Company’s existence will continue for a period of at least three years for the purpose of prosecuting and defending suits and to enable the Company gradually to sell its properties and to wind up its affairs and discharge its liabilities.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation and Appointment of Directors

On March 23, 2023, in furtherance of the Plan of Dissolution, each of the Company’s directors submitted their resignation from the Board and the committees thereof opposite their name below, effective as of 11:59 p.m. Pacific Time on March 23, 2023 (the “Director Resignation Time”).

•	Richard Heyman, Ph.D. (Compensation Committee and Nominating and Corporate Governance Committee)

•	Ronald Evans, Ph.D.

•	Julia Owens, Ph.D. (Compensation Committee)

•	Andrew Guggenhime (Audit Committee)

•	Jeffrey Jonker (Audit Committee and Nominating and Corporate Governance Committee)

•	Preston Klassen, M.D.

•	John McHutchison, M.D. (Compensation Committee)

•	Amir Nashat, Ph.D. (Audit Committee)

None of the resignations were related to any disagreement with the Company over any of its operations, policies or practices.

On March 23, 2023, prior to the Director Resignation Time, the Board (i) increased the authorized number of directors from eight (8) to nine (9) and (ii) appointed H. Michael Hogan as a member of the Board, to serve until his successor is duly elected and qualified or until his earlier death, resignation or removal. Following the appointment of Mr. Hogan, the Board decreased the authorized number of directors from nine (9) to one (1), effective as of the Director Resignation Time.

Mr. Hogan, age 60, has served as a Partner at Armanino LLP (“Armanino”), a top 20 U.S. full-service firm providing tax, assurance and consulting services to clients in the nation’s emerging markets, since January 2021, and leads the firm’s Corporate Finance and Restructuring practices. From October 2016 to January 2021, Mr. Hogan served as a Managing Director in the firm’s Corporate Finance and Restructuring practice. Prior to his time at Armanino, Mr. Hogan served as a Managing Director at Sherwood Advisory Services, with a focus on advisory and managerial services for distressed companies.

Mr. Hogan has over 30 years of diverse experience in operations, finance and strategy roles, and specializes in assessing strategic options, stabilizing and turning around underperforming businesses and driving exits, by improving operations and margins, refocusing strategy, negotiating debt structuring/renegotiations, increasing cash flow and managing expenditures with focused leadership and control. Mr. Hogan received a B.A. in Political Science and Economics from Colgate University.

Appointment of President and Chief Executive Officer

As previously disclosed, on March 17, 2023, Michael York notified the Board of his resignation from his positions as the Company’s President, Chief Executive Officer, Chief Business Officer, principal financial officer, principal accounting officer, secretary and treasurer, effective as of 11:59 p.m. Pacific Time on March 24, 2023 (the “Officer Resignation Time”).

On March 24, 2023, in furtherance of the Plan of Dissolution, the Board appointed Dave Maggio to the positions of President, Chief Executive Officer, Secretary and Treasurer, and designated Mr. Maggio as the Company’s principal executive officer, principal financial officer and principal accounting officer, in each case effective as of the Officer Resignation Time.

Mr. Maggio, age 64, has served as a Director at Armanino in the firm’s Corporate Finance and Restructuring practice since November 2021. Previously, he was a Co-Founder of Omni Professional Services, LLC, a privately owned investor in the sporting goods industry headquartered in El Paso, Texas, and has served as an Operating Partner at CornerPost Capital,Partners, LLC, a middle-market, private equity firm based in Dallas, Texas, since 2010. Mr. Maggio has served on the board of directors of TGE Industrial Services, LLC, a privately held company focused on servicing the petrochemical, refining, chemical and heavy manufacturing industries since 2013, and in late 2018, during his tenure as Chief Executive Officer, negotiated a strategic merger with an industry peer. He was previously with Price Waterhouse/PricewaterhouseCoopers Investment Banking in Houston, Texas and San Jose, California.

Mr. Maggio has over 35 years of domestic and global experience in executing financial advisory, turnaround and restructuring assignments, as well as strategically focused corporate finance and M&A projects. He focuses on serving small to mid-market companies with deals up to $250 million in the U.S., Europe and Asia. Mr. Maggio received a B.S. in Accounting from Louisiana State University and completed the Northwestern/Kellogg Business School Executive Merger & Acquisitions Program.

There were no arrangements or understandings between Mr. Hogan or any other persons regarding his appointment to the Board, nor is either Mr. Hogan or Mr. Maggio party to any related party transactions required to be reported pursuant to Item 404(a) of Regulation S-K, except as set forth below:

•

In January 2023, the Company entered into an engagement letter with Armanino, where Mr. Maggio serves as a Director and Mr. Hogan serves as a Partner, pursuant to which Armanino provides business operations management, consulting and other professional services to the Company in furtherance of the Plan of Dissolution. The Company has incurred approximately $64,000 of fees for professional services, including a $20,000 retainer, provided by Armanino to date.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On March 23, 2023, the Company held a special meeting of stockholders (the “Special Meeting”). The final results for each of the proposals submitted to a vote of the Company’s stockholders at the Special Meeting are set forth below. The proposals set forth below are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on February 13, 2023.

Proposal 1: The consummation of the Dissolution in accordance with the Plan of Dissolution was approved, based on the following votes:

For	Against	Abstain	Broker Non-Votes
23,852,140	658,607	5,104	—

Proposal 2: The adjournment from time to time of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the Plan of Dissolution was approved, based on the following votes:

For	Against	Abstain	Broker Non-Votes
23,737,870	741,677	36,304	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METACRINE, INC.

Date: March 24, 2023	By:	/s/ Michael York
Michael York
President and Chief Executive Officer